UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

Future Health ESG Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40788	86-2305680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 The Green, Suite 12081
Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 388-8734

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	FHLTU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	FHLT	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FHLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed by Future Health ESG Corp., a Delaware corporation (the “Company”), in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 16, 2022, the Company entered into a definitive Business Combination Agreement, effective as of June 13, 2022 (as may be amended or supplemented from time to time, the “Business Combination Agreement”) to acquire 100% of the issued and outstanding shares of common stock of Excelera DCE, a California corporation (“Excelera”), from its sole owner, MacArthur Court Acquisition Corp., a California corporation (“Seller”), in exchange for the issuance of 40,000,000 shares of the Company’s common stock at the Closing and an additional 20,000,000 shares of the Company’s common stock to be paid in accordance with the terms, and subject to the conditions, set forth in Exhibit D of the Business Combination Agreement (the “Business Combination”). Defined terms used herein without definition shall have the meanings given in the Business Combination Agreement and all references to “Sections” refer to the Business Combination Agreement.

On October 31, 2022 (the “Termination Date”), the Company terminated the Business Combination Agreement pursuant to a termination notice it sent to Seller and Excelera on the Termination Date (the “Termination Notice”). The Termination Notice was sent pursuant to Section 9.01(e) of the Business Combination Agreement (the “Termination”).

As a result of the Termination, the Business Combination Agreement will be of no further force and effect, and certain agreements entered into in connection with the Business Combination Agreement, including the Sponsor Stockholder Support Agreement and the Lock-Up Agreement, will also automatically be terminated either in accordance with their terms or be of no further force and effect. The Company is not obligated to pay any penalties pursuant to the terms of the Business Combination Agreement or any related agreements as a result of the Termination.

The foregoing descriptions of the Business Combination Agreement and the Ancillary Agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of the full text of such agreements which were previously filed with the SEC and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K, exhibits hereto and information incorporated by reference herein, contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the proposed Business Combination. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while the Company may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2022	FUTURE HEALTH ESG CORP.

	By:	/s/ Bradley A. Bostic
	Name:	Bradley A. Bostic
	Title:	Chief Executive Officer